EXHIBIT 14.(a).1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-139021 and 333-111932) and Form F-3 (No. 333-128847) of our report dated June 23, 2011, with respect to the consolidated financial statements of Tefron Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2010.

/s/ Kost, Forer, Gabbay & Kasierer
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Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global

Haifa, Israel
June 23, 2011